SUBSIDIARIES OF THE REGISTRANT


   The subsidiaries of the Company at September 27, 1997 were:



    Name of Subsidiary                              State or Other Jurisdiction
                                                             in Which Organized

    AI/FOCS, Inc.                                            State of  Delaware
    Aero-Motive Company                                       State of Michigan
    Aero-Motive (U.K.) Limited                                   United Kingdom
      Woodhead France S.A.R.L.                                           France
      Elitec S.A.                                                        France
    Central Rubber Company                                    State of Illinois
    Daniel Woodhead Company                                   State of Delaware
    H. F. Vogel GmbH Electrotechnische Fabrik                           Germany
    Woodhead Asia Pte. Ltd.                                           Singapore
    Woodhead Canada Ltd.                                    Province of Ontario
    Woodhead de Mexico S.A. de C.V.                                      Mexico
    Woodhead Industries (The Netherlands) B.V.                  The Netherlands
      Akapp Electro Industrie B.V.                              The Netherlands
    Woodhead Japan Corporation                                            Japan
    W.I.S. Corp.                                            U.S. Virgin Islands